AMENDED AND RESTATED

Capital Plan of the Federal Home Loan Bank of Boston

Amended and Restated as of December 31, 2021

§I.Definitions
I.A. Defined Terms.

As used in the Capital Plan, the following capitalized terms shall have the following meanings:

Acquired Member Assets – Those assets that may be acquired by the Bank under Part 1268 of the Regulations.

Act – The Federal Home Loan Bank Act.

Activity-Based Assets – Advances, advance commitments, letters of credit, intermediated derivatives, Acquired Member Assets, and delivery commitments issued to a Member for Acquired Member Assets to be held on the Bank’s balance sheet, that the Bank obtains from or through its Members.

Activity-Based Stock Investment Requirement – The amount of Stock required to be held by each Member to support the outstanding Activity-Based Assets for which the Member has engaged the Bank.

Advance – Has the meaning set forth in 12 C.F.R. 1201.1.

Amendment Effective Date – December 31, 2021.

Bank – The Federal Home Loan Bank of Boston.

Board of Directors – The board of directors of the Bank.

Capital Plan – The capital plan of the Bank as adopted by the Board of Directors and approved by the Finance Agency, as amended from time to time.

Class B Stock – Class B Stock, as defined by the Act.

Class B Stock Redemption Period - Five (5) years or such other period as required by the Act, the Regulations or the Finance Agency.

Credit Risk Capital Requirement – The amount of Permanent Capital that is required to support the Bank’s credit risk, as required by 12 C.F.R. §1277.3 and calculated in accordance with 12 C.F.R. §1277.4.

Excess Stock – Stock held by a Holder that is in excess of the current Total Stock Investment Requirement of such Holder.

FHLBank – A Federal Home Loan Bank.

Finance Agency – The Federal Housing Finance Agency.

First Recalculation Date – means the first date on which the annual recalculation of a Member’s Membership Stock Investment Requirement occurs as required by §IV.A.2 following the Amendment Effective Date.

GAAP – Accounting principles generally accepted in the United States of America.

Holder – A Member or an Other Institution.

Market Risk Capital Requirement – The amount of Permanent Capital that is required to support the Bank’s market risk, as required by 12 C.F.R. §1277.3 and calculated in accordance with 12 C.F.R. §1277.5.

Member – An institution that has been approved for membership in the Bank and that has purchased the required amount of Stock.

Membership – The rights, privileges, and obligations of being a member of the Bank.

Membership Stock Investment Base – For the purpose of determining the Membership Stock Investment Requirement, a Member's Total Assets. Members that do not submit financial information to a regulatory body through a publicly available call reporting or other regulatory filing process will be required to submit data directly to the Bank that are similar in substance and time frame to those data filed in thrift, bank, and credit union call reports and in insurance company regulatory filings. Notwithstanding the foregoing, prior to the First Recalculation Date, the Membership Stock Investment Base shall be calculated as in the prior approved plan as set forth in the initial Appendix A hereto.

Membership Stock Investment Requirement – The amount of Class B Stock required to be held by each Member as a condition of continued Membership in the Bank, equaling the percentage as specified in Appendix A attached hereto (as it may be modified by the Bank from time to time as provided in §IV.A.4 of this Capital Plan) of a Member’s Membership Stock Investment Base.

Minimum Regulatory Capital Requirement - A minimum regulatory capital requirement for the Bank established by the Regulations (as referenced in §§II.A.1 and II.A.2 of the Capital Plan) or on a basis specifically applicable to the Bank by the Finance Agency (as referenced in §II.A.3).

Operational Risk Capital Requirement – The amount of Permanent Capital that is required to support the Bank’s operational risk, as required by 12 C.F.R. §1277.3 and calculated in accordance with 12 C.F.R. §1277.6 .

Other Institution – A financial institution that is not a Member and that acquires, receives, or retains Stock under the Capital Plan.

Permanent Capital – The retained earnings of the Bank, determined in accordance with GAAP, plus the amount paid-in for the Bank’s Class B Stock.

    Person –Any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust (including a business trust), association, corporation, limited liability company, institution, public benefit corporation, joint stock company, governmental authority or any other entity of whatever nature.

Plan of Merger – The formal agreement governing the terms of a merger, consolidation, or acquisition between the Bank and any other FHLBank or group of FHLBanks.

Redemption Cancellation Fee – As applicable, (i) a fee in the amount of two percent (2%) of the par amount of the shares of Stock that are the subject of a Redemption Notice, subject to any deductions from the number of shares subject to such Redemption Notice in accordance with §III.A.1 of the Capital Plan, which may be imposed in the event that a Member cancels a Redemption Notice, or a Member’s

Redemption Notice is subject to automatic cancellation, or (ii) a fee in the amount of two percent (2%) of the amount of the par amount of the shares of Stock held by a Member as of the date that the Bank receives notice from the Member that the Member is canceling its notification of intent to withdraw from Membership which may be imposed in the event that a Member cancels its notification of intent to withdraw from Membership.

Redemption Notice – A written notice provided by a Member to the Bank requesting redemption of a specified number of shares of Stock, subject to the Stock Redemption Period and the other restrictions set forth in the Capital Plan, the Regulations and the Act.

Regulations - Regulations promulgated by the Federal Housing Finance Agency.

Required Risk-Based Capital – The amount of Permanent Capital that is required to be outstanding at all times in order to simultaneously meet the Market Risk Capital Requirement, the Credit Risk Capital Requirement, and the Operational Risk Capital Requirement.

Stock – Class B Stock as defined by the Act, and as further defined by the Regulations

Stock Redemption Period – The Class B Stock Redemption Period following: (i) the Bank’s receipt of a Member’s Redemption Notice to redeem Stock (with such Redemption Notice applicable only to the class and number of shares of Stock that are the subject of such Redemption Notice); (ii) the Bank’s (or as applicable, the Finance Agency’s) receipt of a Member’s written notice to the Bank (or as applicable, the Finance Agency) of intent to withdraw from Membership, or the date of acquisition or receipt of any additional shares of Stock after the Bank’s (or as applicable, the Finance Agency’s) receipt of such notice, (iii) a Member’s termination of Membership as a result of merger or consolidation into a Member of another FHLBank or a nonmember, or the date of acquisition or receipt of any additional shares of Stock after such termination from Membership, (iv) a Member’s termination from Membership as a result of the relocation of its principal place of business, or the date of acquisition or receipt of any additional shares of Stock after such termination of Membership, or (v) a Member’s involuntary termination from Membership, or the date of acquisition or receipt of any additional shares of Stock after such termination of Membership.

Total Assets – (i) As determined by the Bank for a Member with a federal or state banking or credit union charter, total assets of the Member as reported in its quarterly regulatory filing; (ii) as determined by the Bank for a Member that is an insurance company under the supervision of the regulator of insurance companies in its state of domicile, the Member’s total net admitted assets excluding any separate account, segregated account, and protected cell account assets as reported in its statutory financial statement; and (iii) for the Bank or for any Member other than a Member in (i) or (ii), total assets as determined in accordance with GAAP.

Total Capital – The sum of Permanent Capital the amount of any general allowance for losses, and the amount of other instruments identified in the Capital Plan that the Finance Agency has determined to be available to absorb losses incurred by the Bank.

Total Stock Investment Requirement – The sum of the Membership Stock Investment Requirement and the Activity-Based Stock Investment Requirement.

Unweighted Leverage Ratio – The ratio of the Bank's Total Capital to Total Assets, wherein the portion of Total Capital that is Permanent Capital is recorded as its book value.

Weighted Leverage Ratio - The ratio of the Bank's Total Capital to Total Assets, wherein the portion of Total Capital that is Permanent Capital is weighted 1.5 times.

I.B. Interpretive Matters

All terms defined directly or by incorporation in the Capital Plan shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of the Capital Plan, unless the context otherwise requires: (a) accounting terms not otherwise defined in the Capital Plan, and accounting terms partly defined in the Capital Plan to the extent not defined, shall have the respective meanings given to them under GAAP; (b) unless otherwise provided; references to any month, quarter or year refer to a calendar month, quarter or year; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words "hereof," "herein" and "hereunder" and words of similar import refer to the Capital Plan as a whole and not to any particular provision of the Capital Plan (or such certificate or document); (e) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person's successors and permitted assigns; and (h) words describing the singular number shall include the plural and vice versa.

§II.Leverage and Risk-Based Capital Requirements
II.A. Regulatory Standard
The Act and the Regulations require the Bank to maintain the following capital levels at all times:
II.A.1Leverage Ratio
The Bank must, at all times, maintain a Weighted Leverage Ratio in the amount of not less than five percent (5%), wherein Permanent Capital is weighted at 1.5 times its par value. The Bank must also, at all times, maintain an Unweighted Leverage Ratio of not less than four percent (4%), wherein all capital is weighted at its carrying value.
II.A.2Required Risk-Based Capital
The Bank must, at all times, maintain an amount of Permanent Capital equal to the sum of its required Market Risk Capital Requirement, Credit Risk Capital Requirement, and Operational Risk Capital Requirement.
II.A.2(a)Market Risk Capital Requirement
As required by 12 C.F.R. §1277.5(a), the Bank must maintain Permanent Capital in an amount not less than the market value of the Bank’s portfolio at risk from movements in interest rates, foreign exchange rates, commodity prices, and equity prices that could occur during periods of market stress, where the market value of the Bank’s portfolio at risk is determined using an internal market risk model that fulfills the requirements of 12 C.F.R. §1277.5(b) and that has been approved by the Finance Agency.

II.A.2(b)Credit Risk Capital Requirement

The Bank must maintain Permanent Capital in an amount sufficient to meet its Credit Risk Capital Requirement.
II.A.2(c)Operational Risk Capital Requirement
As required by 12 C.F.R. §1277.6, the Bank must maintain Permanent Capital in an amount equal to thirty percent (30%) of the sum of the Market Risk Capital Requirement and the Credit Risk Capital Requirement. With the approval of the Finance Agency, the Operational Risk Capital Requirement may be reduced to as low as ten percent (10%) of the sum of the Market Risk Capital Requirement and the Credit Risk Capital Requirement if (i) the Bank provides an alternative methodology for assessing and quantifying an Operational Risk Capital Requirement; or (ii) the Bank obtains insurance to cover operational risk from an insurer acceptable to the Finance Agency and on terms acceptable to the Finance Agency. The Bank reserves the right from time to time to seek Finance Agency approval for either of the foregoing alternative approaches to satisfy its Operational Risk Capital Requirement.
II.A.3Finance Agency Designated Capital Levels
For reasons of safety and soundness, the Finance Agency, in accordance with 12 C.F.R. §1229.1 et.seq. and 1277.1 et seq. and/or other applicable Regulations, may require the Bank to have and maintain a greater amount of capital than that which is described in §§II.A.1 and II.A.2 of the Capital Plan.
§III.Classes of Stock
III.A.    General
The Bank shall issue one class of stock - Class B Stock as authorized by the Board of Directors. Class B Stock shall be redeemable for cash at par value in accordance with the applicable Stock Redemption Period following the Bank’s receipt of a Member’s Redemption Notice to redeem Class B Stock, or as provided in §IV.F of the Capital Plan, subject to the provisions of §§ III.A.1, III.A.3 and III.A.4 of the Capital Plan. Stock shall be issued to and owned only by Members or institutions that have been approved for Membership, with the exception of former Members or successors thereto that acquire, receive or retain Stock in accordance with the provisions of the Capital Plan. The Bank may not issue Stock other than in accordance with Section 1277.21 of the Regulations and in accordance with the Capital Plan. Stock may only be traded between the Bank and its Members in accordance with §IV.E of the Capital Plan.

Subject to the approval of the Board of Directors and of the Finance Agency, the Bank reserves the right to revise the Capital Plan from time to time. Such amendments might include, but would not be limited to, the sale of one or more subclasses of Class A Stock (which would be redeemable on six months’ notice and with other terms and rights as specified in an amended Capital Plan) and/or one or more subclasses of Class B Stock, all of which may be issued separate and apart from the Membership Stock Investment Requirement and Activity-Based Stock Investment Requirement, as described herein.
III.A.1Redemption

A redemption of Class B Stock may occur in conjunction with a Membership termination in accordance with §IV.F of the Capital Plan. In addition, a Member may request that shares of Class B Stock be redeemed by submitting a Redemption Notice to the Bank.
III.A.1(a)Written Notice; Specific Share Identification
A Member that provides a Redemption Notice to the Bank of its intention to redeem Stock pursuant to this §III.A.1(a) of the Capital Plan shall identify in that Redemption Notice the particular shares that are subject of that Redemption Notice by reference to the date acquired, and the manner in which the shares subject to notice were acquired (i.e., whether by purchase at par value or as a stock distribution by the Bank). If a Member fails to identify the shares to be redeemed, the shares subject to redemption shall be determined using a first acquired, first redeemed method of identification. Class B Stock will be redeemed upon the expiration of the Stock Redemption Period subject to the conditions and limitations set forth in §§III.A.3 and III.A.4 of the Capital Plan. A Member may not have more than one Redemption Notice outstanding at any time with respect to the same shares of Class B Stock.
III.A.1(b)Cancellation of Request for Redemption
A Member may cancel its Redemption Notice by providing the Bank with a written notice of cancellation that is received by the Bank at any time prior to the expiration of the applicable Stock Redemption Period. The Bank will assess a Redemption Cancellation Fee unless the Board of Directors decides it has a bona fide business purpose for waiving the imposition of the fee, and the waiver is consistent with Section 7(j) of the Act.
III.A.1(c)Bank Repurchase of Shares under Redemption Notice
To the extent that the Bank repurchases pursuant to §III.A.2 of the Capital Plan shares of Class B Stock that are subject to a Redemption Notice or Notices, the respective repurchased shares shall be deducted from the outstanding Redemption Notice or Notices.
III.A.1(d)Transfer of Shares under Redemption Notice
To the extent that a Member, or Other Institution, transfers pursuant to §IV.E of the Capital Plan shares of Class B Stock that are subject to a Redemption Notice or Notices, the respective transferred shares shall be deducted from the outstanding Redemption Notice or Notices.
III.A.1(e)Redemption Cancellation to Satisfy Total Stock Investment Requirement
A Redemption Notice by a Member to redeem shares of Class B Stock shall automatically be cancelled if the Bank is prevented from redeeming the Member’s Class B Stock within five business days after the expiration of the applicable Stock Redemption Period because the Member would not be in compliance with its Total Stock Investment

Requirement after such redemption. In the event of an automatic cancellation of a Member’s Redemption Notice as provided in the preceding sentence, the Bank will assess a Redemption Cancellation Fee unless the Board of Directors decides it has a bona fide business purpose for waiving the imposition of the fee, and the waiver is consistent with Section 7(j) of the Act.
III.A.2Repurchase
III.A.2(a)Bank Authority to Repurchase
The Bank may repurchase for cash Excess Stock from a Member, or Other Institution, subject to the Bank transmitting, sending or giving the Member, or Other Institution, written notice of such repurchase at least 15 days prior to the date of such repurchase, unless a shorter notice period is agreed to in writing by the affected Member, or Other Institution.
III.A.2(b)Identification of Repurchased Shares
If a Member, or Other Institution, has one or more Redemption Notices outstanding as of the date that the Bank is to repurchase shares of Stock pursuant to §III.A.2(a) of the Capital Plan, the Bank shall repurchase shares of Excess Stock by first repurchasing shares of a Member, or Other Institution, that are subject to a Redemption Notice that has been outstanding for the longest period of time and then, to the extent necessary, by repurchasing shares that are subject to a Redemption Notice that was outstanding for the next longest period of time and continuing in that order, to the extent necessary, until there are no remaining outstanding Redemption Notices by a Member, or Other Institution, in which instance the shares to be repurchased shall be determined by the Bank using a first acquired, first repurchased method of identification. If a Member, or Other Institution, does not have any Redemption Notices outstanding as of the date that the Bank is to repurchase shares of Excess Stock, the shares to be repurchased shall be determined by the Bank using a first acquired, first repurchased method of identification.
III.A.2(c)Conduct of Repurchase Activities
The Bank shall conduct its repurchase activities fairly and impartially and without discrimination in favor of or against any Member. The Bank has the sole and absolute discretion whether or not to conduct any repurchase activities and in what manner any repurchase activities shall be conducted, subject in all respects to (x) the limitations on such repurchases set forth in the Capital Plan, the Act, and the Regulations; and (y) any other limitations on such repurchase activities the Finance Agency establishes.
III.A.3Limitations on Redemptions and Repurchases
III.A.3(a)Prohibitions on Redemptions and Repurchases

III.A.3(a)(1)Bank Compliance with Minimum Regulatory Capital Requirements
The Bank shall not redeem or repurchase any shares of Class B Stock if, following such redemption or repurchase, the Bank would not be in compliance with each of its Minimum Regulatory Capital Requirements.
III.A.3(a)(2)Member Compliance with Total Stock Investment Requirements
The Bank shall not redeem or repurchase any shares of Class B Stock from any Member, or Other Institution, if, following the redemption or repurchase, the Member, or Other Institution, would not be in compliance with its Total Stock Investment Requirement.
III.A.3(a)(3)Other Limitations on Redemptions and Repurchases
The Bank shall not redeem or repurchase any shares of Class B Stock without the prior written approval of the Finance Agency if the Finance Agency or the Board of Directors, has determined that the Bank has incurred or is likely to incur losses that result in or are likely to result in “charges against the capital of the Bank,” as that term is defined in the Regulations. This prohibition shall apply even if the Bank is in compliance with its Minimum Regulatory Capital Requirements and shall remain in effect for however long the Bank continues to incur such charges or until the Finance Agency determines that such charges are not expected to continue.

III.A.3(b)Bank’s Discretion to Suspend Redemptions
III.A.3(b)(1)Conditions for Suspension of Redemptions
The Board of Directors, or a committee thereof, may suspend the redemption of Class B Stock, if the Bank reasonably believes that continued redemption of Class B Stock would cause the Bank to fail to meet its minimum capital requirements as set forth in Sections 1277.2 and 1277.3 of the Regulations, would prevent the Bank from maintaining adequate capital against a potential risk that may not be adequately reflected in its Minimum Regulatory Capital Requirements or would otherwise prevent the Bank from operating in a safe and sound manner.
III.A.3(b)(2)Written Notification to the Finance Agency of a Suspension of Redemptions
If a decision is made to suspend redemption of Class B Stock, the Bank shall notify the Finance Agency in writing within two business days of the decision, informing the Finance Agency of the reasons for the suspension and of the Bank's strategies and time frames for addressing the conditions that led to the suspension, as indicated in Section 1277.27(b) of the Regulations.
III.A.3.(b)(3)Finance Agency May Require Re-institution of Redemptions
The Finance Agency may require the Bank to re-institute the redemption of Class B Stock.
III.A.3.(b)(4)Limitation on Repurchases During Period of Suspension of Redemptions
The Bank may not repurchase any Class B Stock without the written permission of the Finance Agency during any period in which the Bank has suspended the redemption of Class B Stock as provided for in §III.A.3(b)(1) of the Capital Plan.
III.A.3(c)Retention of Redemption or Repurchase Proceeds as Collateral
The Bank may retain the proceeds of the redemption or repurchase of Class B Stock as additional collateral if the Bank reasonably determines that there is an existing or anticipated collateral deficiency related to any obligations owed by the Member, or Other Institution, to the Bank and the Member, or Other Institution, has failed to deliver additional collateral to resolve the existing or anticipated collateral deficiency to the Bank’s satisfaction, until all such obligations have been satisfied or the anticipated deficiency is resolved to the Bank’s satisfaction.
III.A.3(d)Limitations on Redemptions and Repurchases Associated with Termination of Membership
The restrictions on redemptions and repurchases set forth in §§III.A.3(a), III.A.3(b) and III.A.3(c) of the Capital Plan apply with respect to redemptions pursuant to a Redemption Notice as well as to redemptions in connection with a termination of Membership in accordance with §IV.F of the Capital Plan and to all repurchases of Class B Stock held by Members and by Other Institutions.

If a Member whose Membership is terminated pursuant to §§IV.F.1, IV.F.2, IV.F.4 or IV.F.5 of the Capital Plan has one or more Redemption Notices outstanding as of the effective date of its termination from Membership, such Redemption Notice or Notices shall not be subject to automatic cancellation in accordance with §III.A.1(e) of the Capital Plan. Such Redemption Notices shall remain pending until they can be satisfied in accordance with §§III.A.1, III.A.3 and III.A.4 of the Capital Plan.
III.A.4Pro Rata Allocation of Redemptions
If at any time more than one Member, or Other Institution, has outstanding a Redemption Notice in accordance with §III.A.1(a) of the Capital Plan or redemption of Class B Stock in connection with a termination of Membership in accordance with §IV.F of the Capital Plan as to which the applicable Stock

Redemption Period has expired, and if the redemption by the Bank of all of the shares of Class B Stock subject to such Redemption Notice or termination of Membership would cause the Bank to fail to be in compliance with any of its Minimum Regulatory Capital Requirements, then the Bank shall fulfill such redemptions as the Bank is able to do so from time to time, beginning with such redemptions as to which the Stock Redemption Period expired on the earliest date and fulfilling such redemptions relating to that date on a pro rata basis from time to time until fully satisfied, and then fulfilling such redemptions as to which the Stock Redemption Period expired on the next earliest date in the same manner, and continuing in that order until all such redemptions as to which the Stock Redemption Period has expired have been fulfilled.
III.1.5.Redeemed and Repurchased Stock
All shares of Class B Stock that are acquired by the Bank pursuant to redemption or repurchase shall be retired.
III.1.6.Par Value
The par value of each share of Class B Stock shall be one hundred dollars ($100). All Class B Stock shall be issued, redeemed, repurchased, and transferred only at par value.
III.A.7Dividends
III.A.7(a)General
The Board of Directors, in its discretion, subject to the provisions of §III.A.7 of the Capital Plan, may declare dividends to be paid on the Class B Stock on a quarterly basis or as otherwise determined by the Board of Directors. Any dividend on Class B Stock shall be paid equally on all shares of Class B Stock. Each Member or Other Institution is entitled to receive dividends that are declared on Class B Stock based upon the Member’s or Other Institution’s average daily balance of Class B Stock held during the applicable period. Dividends are non-cumulative with respect to payment obligation.
III.A.7(b)Sources and Forms of Payment
Dividends may only be paid from current net earnings or previously retained earnings. For purposes of this § III.A.7(b)¸current net earnings shall equal net income under GAAP, plus or minus any adjustments as authorized or required by the Finance Agency. Holders of Class B Stock shall receive dividend payments with respect to Class B Stock in the form of cash or Class B Stock. The Board of Directors shall determine the form of payment of dividends on Class B Stock. All dividend payments with respect to Class B Stock shall be pro rata as to both amount and character.

III.A.7(c)Limitations on Dividends
The Board of Directors may not declare or pay a dividend if the Bank is not at the time in compliance with each of its Minimum Regulatory

Capital Requirements or if following such declaration or payment of such a dividend the Bank would not be in compliance with each of its Minimum Regulatory Capital Requirements, unless the Finance Agency grants an appropriate waiver or otherwise permits the declaration or payment of a dividend in such an instance.
III.A.8Ownership of Retained Earnings
Class B Stock shareholders are the owners of the retained earnings, surplus, undivided profits, and equity reserves, if any, of the Bank. Ownership of each of these items is apportioned in accordance with each Class B Stock shareholder's proportional ownership of the total shares of Class B Stock. Holders of Class B Stock shall have no right to receive any portion of these items, except through the declaration of a dividend or capital distribution approved by the Board of Directors or through the liquidation of the Bank as provided for in §III.C.1 of the Capital Plan.
III.B.        Voting Rights
III.B.1.Matters Subject to Vote; Eligibility
Holders of Class B Stock that are Members of the Bank as of the record date shall be entitled to vote for the election of directors to the Board of Directors in accordance with Part 1261 of the Regulations and/or any other applicable law and Regulations.
III.B.2.Share Voting Determinations; Voting Rights
For purposes of applying Part 1261 of the Regulations, the Class B Stock that a Member was "required to hold" shall be the Member's Total Stock Investment Requirement as of the record date provided for in Part 1261, (as determined with reference to the annual recalculation of the Membership Stock Investment Requirement next following the record date, as set forth in §IV.A.2 of this Capital Plan). The number of shares of Class B Stock that a particular Member, or Other Institution (to the extent such institution is permitted to vote under Part 1261 of the Regulations), may vote in connection with an election of directors shall be subject to the limitations set forth in the Act and Part 1261 of the Regulations.
III.C. Rights Upon Liquidation, Merger, or Consolidation of the Federal Home Loan Bank of Boston
III.C.1Liquidation
Upon the liquidation of the Bank, following the retirement of all outstanding liabilities of the Bank to its creditors, the Holders of Class B Stock shall be entitled to receive the par value of their Class B Stock plus any declared but unpaid dividends on a pari passu basis, provided that the payment of the obligations to the Bank’s creditors shall have been first fully satisfied. Following the redemption in full of all Class B Stock any remaining assets will be distributed on a pro rata basis to the holders of Class B Stock immediately prior to such liquidation. This provision does not limit the statutory authority granted the Finance Agency to prescribe rules, regulations or orders governing the liquidation of a FHLBank which may modify, restrict or eliminate any of the rights set forth above.

III.C.2Merger or Consolidation
III.C.2(a)Bank Acquired
In the event that the Bank is merged or consolidated into another FHLBank, the holders of the outstanding Class B Stock of the Bank will be entitled to the rights and benefits set forth in any applicable Plan of Merger and/or terms established or approved by the Finance Agency.
III.C.2(b)Bank Acquires Other FHLBank
In the event that another FHLBank is merged or consolidated into the Bank, the holders of the outstanding stock of the other FHLBank will be entitled to the rights and benefits set forth in any applicable Plan of Merger and/or terms established or approved by the Finance Agency.
§IV. Stock Investment Requirements
IV.A. Membership Stock Investment Requirement
IV.A.1.General
The minimum Membership Stock Investment Requirement is as specified in         Appendix A attached hereto, as it may be modified by the Bank from time to time within the range set forth in §IV.A.4 of this Capital Plan.

IV.A.2.Frequency of Recalculation
The Membership Stock Investment Requirement will be recalculated annually by April 30 of each year based on a Member's Membership Stock Investment Base as of the most recent calendar year-end call report data. Provided however, that the Bank may, for a bona fide business purpose, recalculate a Member's Membership Stock Investment Requirement between annual calculations.
IV.A.3.Continuing Requirement as Condition of Membership
As a condition of Membership, each Member is required to purchase and maintain the amounts of Class B Stock indicated above while its Membership is continuing. In order to become a Member, an approved applicant must purchase shares of Class B Stock equal to its Membership Stock Investment Requirement within sixty (60) days of membership approval by the Bank.
IV.A.4.Ranges of Allowable Membership Stock Investment Requirements
The Board of Directors may change each or any of the applicable percentage, the minimum investment and maximum investment under the Membership Stock Investment Requirement, but any such revision must fall within the following ranges:

Base requirement: not less than 0.03 percent (0.03%) nor more than 0.20 percent (0.20%) of a member’s Membership Stock Investment Base, subject to the following minimum and maximum investments.

Minimum investment: not less than $5,000 nor more than $50,000.

Maximum investment: not less than $3,000,000 nor more than $100,000,000.

In the event that a Member provides the Bank with written notice of its intent to withdraw from Membership, the percentage applied to calculate the Membership Stock Investment Requirement for said Member shall not be increased during the pendency of said notice. (Membership Stock Investment Base may increase subject to recalculation as provided in this section §IV.A.2).
IV.B.    Activity-Based Stock Investment Requirement
IV.B.1.General
The minimum Activity-Based Stock Investment Requirements are specified in Appendix A attached hereto, as it may be modified by the Bank from time to time within the ranges set forth in §IV.B.2.
IV.B.1(a)Advances
A Member is required to hold Stock in an amount equal to a percentage of the Member’s outstanding principal balances of Advances from the Bank as specified in Appendix A attached hereto, as it may be modified by the Bank from time to time within the ranges set forth in §IV.B.2.

IV.B.1(b)Advance Commitments
A Member is required to hold Class B Stock in an amount equal to a percentage specified in Appendix A attached hereto, as it may be modified by the Bank from time to time within the ranges set forth in §IV.B.2, of the amount of the Member’s Advance commitments with the Bank.
IV.B.1(c)Letters of Credit
A Member is required to hold Class B Stock in an amount equal to a percentage specified in Appendix A attached hereto, as it may be modified by the Bank from time to time within the ranges set forth in §IV.B.2, of the amount of letters of credit issued by the Bank on behalf of the Member.
IV.B.1(d)Intermediated Derivative Contracts
A Member is required to hold Class B Stock in an amount equal to a percentage specified in Appendix A attached hereto, as it may be modified by the Bank from time to time within the ranges set forth in §IV.B.2, of the value of intermediated derivative contracts between the Member and the Bank which shall be equal to the sum of (1) the Bank’s current credit exposure for all intermediated derivative contracts between the Bank and the Member, as calculated in accordance with 12 C.F.R. §1277.4(i)(1), and (2) the Bank’s potential future exposure for all intermediated derivative contracts between the Bank and the Member, as calculated in accordance with 12 C.F.R. §1277.4(i)(2).

IV.B.1(e)Acquired Member Assets

A Member is required to hold Class B Stock in an amount equal to a percentage specified in Appendix A attached hereto, as it may be modified by the Bank from time to time within the ranges set forth in §IV.B.2, of the principal balance of Acquired Member Assets acquired by the Bank from the Member that remain on the Bank’s balance sheet.
IV.B.1(f)Delivery Commitments for Acquired Member Assets
A member is required to hold Class B Stock in an amount equal to a percentage specified in Appendix A attached hereto, as it may be modified by the Bank from time to time within the ranges set forth in §IV.B.2, of the amount of the delivery commitments issued to a Member for Acquired Member Assets to be held on the Bank’s balance sheet adjusted by the appropriate conversion factor found in Table 5 of 12 C.F.R. §1277.4.

Each Member will be required to purchase and maintain, as a component of its Total Stock Investment Requirement, the amounts of Class B Stock indicated above while the Activity-Based Assets to which such requirement applies remain outstanding. Each Member’s Activity-Based Stock Investment Requirement will change from time to time (as often as daily) as the Member’s activity with the Bank changes. A Member that engages the Bank with respect to an Activity-Based Asset must comply with any associated requirement to purchase additional Stock at the time the Activity-Based Asset transaction occurs.
IV.B.2.Range of Allowable Activity-Based Stock Investment Requirements
The Board of Directors may amend the Activity-Based Stock Investment Requirement, but any such change must fall within the following ranges:
IV.B.2(a)Advances
A Member is required to hold Class B Stock in an amount ranging between 3.00 percent (3.00%) and 6.00 percent (6.00%) of the Member’s outstanding principal balances of Advances from the Bank.
IV.B.2(b)Advance Commitments
A Member is required to hold Class B Stock in an amount ranging between 0.00 percent (0.00%) and 6.00 percent (6.00%) of the amount of the Member’s Advance commitments with the Bank adjusted by the appropriate conversion factor found in Table 5 of 12 C.F.R. §1277.4
IV.B.2(c)Letters of Credit
A Member is required to hold Class B Stock in an amount ranging between 0.10 percent (0.10%) and 3.00 percent (3.00%) of the amount of letters of credit issued by the Bank on behalf of the Member.
IV.B.2(d)Intermediated Derivative Contracts
A Member is required to hold Class B Stock in an amount ranging between 3.00 percent (3.00%) and 6.00 percent (6.00%)

of the value of intermediated derivative contracts between the Member and the Bank which shall be equal to the sum of (1) the Bank’s current credit exposure for all intermediated derivative contracts between the Bank and the Member, as calculated in accordance with 12 C.F.R. §1277.4(i)(1), and (2) the Bank’s potential future exposure for all intermediated derivative contracts between the Bank and the Member, as calculated in accordance with 12 C.F.R. §1277.4(i)(2).
IV.B.2(e)Acquired Member Assets
A Member is required to hold Class B Stock in an amount ranging between 0.00 percent (0.00%) to 6.00 percent (6.00%) of the principal balance of Acquired Member Assets acquired by the Bank from the Member that remain on the Bank’s balance sheet.
IV.B.2(f)Delivery Commitments for Acquired Member Assets
A Member is required to hold Class B Stock in an amount ranging between 0.00 percent (0.00%) to 6.00 percent (6.00%) of the amount of the delivery commitments issued to a Member for Acquired Member Assets to be held on the Bank’s balance sheet adjusted by the appropriate conversion factor found in Table 5 of 12 C.F.R. §1277.4.

IV.B.3.Notice of Withdrawal from Membership
In the event that a Member provides the Bank with written notice of its intent to withdraw from Membership, the Activity-Based Stock Investment Requirement applicable to the Member’s Activity-Based Assets in existence on the date of the Member's notice of intent to withdraw from Membership is received by the Bank shall not be increased during the pendency of said notice. After the date the Bank has received written notice from a Member of its intent to withdraw from Membership, if the Member is required to purchase additional Class B Stock to meet its Total Stock Investment Requirement as a result of a new Activity-Based Asset that the Member engages in with the Bank, the Activity-Based Stock Investment Requirement applicable to such Activity-Based Asset on the date of the transaction shall apply but shall not be increased subsequently during the pendency of said notice. If such a withdrawing institution is no longer a Member it shall nevertheless be required to maintain sufficient Class B Stock to meet the Activity-Based Stock Investment Requirement applicable to all outstanding Activity-Based Assets in accordance with this §IV.B.3 of the Capital Plan for as long as any such Activity-Based Assets remain outstanding.
IV.B.4.Requirement upon Termination of Membership
In the event that a Member’s Membership terminates in accordance with §§IV.F.2, IV.F.4 or IV.F.5 of the Capital Plan, the terminated Member or its successor shall nevertheless be required to maintain sufficient Class B Stock to meet the Activity-Based Stock Investment Requirement applicable to all outstanding Activity-Based Assets. However, such Activity-Based Stock Investment Requirement shall not be increased on and after the date of the termination of the Member’s Membership.
IV.B.5.Pre-existing Non-Advance Activity-Based Assets
Acquired Member Assets or binding commitments by the Bank to provide or purchase Acquired Member Assets that were in existence prior to the date upon which the provisions of the Capital Plan first became effective (and the date upon which shares of the Bank’s capital stock were converted to shares of Class B Stock) shall be subject exclusively to contractual requirements that were in existence immediately prior to such date until they are no longer held by the Bank, and shall not be subject to requirements set forth from time to time in §IV.B of the Capital Plan.
IV.C     Total Stock Investment Requirement
IV.C.1.General
The Total Stock Investment Requirement for a Member is the amount of Class B Stock that equals the sum of the Member's Membership Stock Investment Requirement and the Member's Activity-Based Stock Investment Requirement, in all events rounded up to the next even $100 increment. These amounts must be maintained at all times by each Member and adjusted, as necessary, to reflect adjustments in the bases upon which they are calculated. The Board of Directors has a continuing obligation to review and adjust the Total Stock Investment Requirement, as necessary to ensure that the Bank remains in compliance with each of its Minimum Regulatory Capital Requirements, provided that the Board of Directors in conducting such review may take into account all components of the Bank’s Permanent Capital and Total Capital, including, without limitation, shares of Class B Stock held by Members and Other Institutions in excess of their Total Stock Investment Requirements.
IV.C.2.Bank Monitoring and Notification
The Bank will, on a continuing basis, monitor each Member's Total Stock Investment Requirement and the Member's actual Class B Stock ownership and will transmit, send or give the Member written notice of the need to purchase additional Class B Stock within seven (7) days of the date that the Bank determines that a deficiency exists in the Member’s Total Stock Investment Requirement due to a change in the Member’s Membership Stock Investment Requirement. Such a Member will be required to purchase an amount of Class B Stock (rounded to the next higher $100 increment) needed to satisfy its deficiency within seven (7) days of the date, or such longer period as the Bank may determine in its sole discretion, that the Bank sends, transmits, or gives notice to the Member of such a deficiency.
IV.C.3.Prompt Compliance with Adjustments to Membership and Activity-Based Stock Investment Requirements
At least thirty (30) days but no more that forty-five (45) days prior to implementing any adjustment to the Membership Stock Investment Requirement or the Activity-Based Stock Investment Requirement the Bank will transmit, send or give Members written notice of its intent to do so and the effective date of such adjustment. A Member must purchase any additional Class B Stock required to comply with such adjustment on or before the date specified by the Bank for such adjustment. Alternatively, a Member may achieve compliance with such adjustment by sufficiently reducing its volume of Activity-Based Assets on or before the date specified by the Bank for such adjustment. The Bank reserves the right to determine whether to apply any adjustment to the Activity-Based Stock Investment Requirement to Activity-Based Assets that are in existence prior to the effective date of the adjustment and/or to Activity-Based Assets in which the Member engages the Bank on or after the effective date of adjustment to the Activity-Based Stock Investment Requirement. On the effective date of the adjustment, the Bank may use any funds available in a Member’s central clearing deposit account with the Bank to satisfy such Member’s Total Stock Investment Requirement, and, to the extent such funds are insufficient to satisfy such Member’s Total Stock Investment Requirement, the Member shall have been deemed to have drawn an Advance from the Bank in the amount of the Member’s shortfall, such Advance subject in all respects to the terms, conditions and requirements for Advances in the Member’s agreement for Advances with the Bank with a maturity for such deemed Advance of one day, and the proceeds of such Advance shall be applied to purchase Class B Stock in satisfaction of the Member’s Total Stock Investment Requirement.

IV.D.    Excess Stock Investment

IV.D.1.Member Purchase and Retention of Excess Stock
A Member may hold Class B Stock in excess of its Membership Stock Investment Requirement, its Activity-Based Stock Investment Requirement, or its Total Stock Investment Requirement, subject to the limitations of 12 C.F.R. § 1263.23. The Bank from time to time may, in its discretion and subject to conditions established by the Bank, offer to issue excess shares of Class B Stock to Members, subject to the limitations of 12 C.F.R. § 1263.23. In the event the Bank determines to issue such excess shares of Class B Stock, Members will be provided access to a disclosure, either in electronic or written form, prior to the Member’s purchase of excess shares of Class B Stock, regarding the nature of the Member’s investment in such excess shares of Class B Stock. The Bank reserves the right to impose a limit on Member holdings of excess shares of Class B Stock at any time. Subject to the provisions of §§III.A.2 and III.A.3 of the Capital Plan, the Bank may, at any time, repurchase excess shares of Class B Stock.

IV.D.2.Capital Treatment of Excess Stock
All issued and outstanding shares of Class B Stock shall be included in any calculation of the Bank’s compliance with the capital requirements under the Capital Plan, the Regulations and the Act.
IV.E.    Transfers of Stock
IV.E.1.Conditions for Approval of Transfers
Subject to compliance with 12 C.F.R. §1277.25, and with the prior written approval of the Bank, and in compliance with procedures specified by the Bank from time to time, a Member, or Other Institution, may transfer, at par value, any Excess Stock to any other Member or institution that has satisfied all conditions for becoming a

Member other than the purchase of the Class B Stock required to satisfy its Total Stock Investment Requirement. A Member, or Other Institution, that wishes to transfer Excess Stock shall identify in a written notice to the Bank the particular shares that are to be transferred by reference to the date acquired, and the manner in which the shares subject to notice were acquired (i.e., whether by purchase at par value or as a stock distribution by the Bank). If a Member, or Other Institution, fails to identify the shares to be transferred, the shares subject to transfer shall be determined using a first acquired, first transferred method of identification. All Excess Stock transfers will be effective upon being recorded on the appropriate books and records of the Bank. Approval for all transfers is subject to a requirement, that following the transfer, the transferring Member, or Other Institution, would continue to hold sufficient Class B Stock, to meet the Member's, or Other Institution’s, Total Stock Investment Requirement.
IV.E.2.Relation of Redemption Notices to Transfers of Stock
In the event that the Bank approves the transfer of any shares of Excess Stock on which a Member, or Other Institution, has filed a Redemption Notice, such Redemption Notice will not apply to the transferred shares of Excess Stock, provided that this provision shall not apply in the case of transfers occurring pursuant to §§IV.F.3 and IV.F.4 of the Capital Plan.
IV.E.3.Transfers Occurring in Connection with Mergers or Consolidations
Transfers of Class B Stock occurring pursuant to §§IV.F.3 and IV.F.4 of the Capital Plan shall be deemed to be approved by the Bank as of the cancellation of the disappearing Member’s charter for purposes of this §IV.E of the Capital Plan.
IV.F.    Membership Termination
IV.F.1.Voluntary Withdrawal from Membership
IV.F.1(a)Written Notification
A Member may withdraw from Membership at any time by providing written notice of its intent to withdraw from Membership to the Bank. A Member may cancel a notice of withdrawal prior to its effective date by providing the Bank with written notice of such cancellation and any such cancellation will result in the imposition of the Redemption Cancellation Fee with respect to the Member's Class B Stock unless the Board of Directors decides it has a bona fide business purpose for waiving the imposition of the fee, and the waiver is consistent with Section 7(j) of the Act.
IV.F.1(b)Access to Benefits of Membership
Until the effective date of a Member’s withdrawal from the Bank, such Member will continue to have access to the benefits of Membership, provided that the Bank need not commit to providing any further services, including Advances, to a withdrawing Member that would mature or otherwise terminate subsequent to the effective date of the Member’s withdrawal. On and after the effective date of the Member's withdrawal, regardless of whether the former Member is required to maintain an investment in the Class B Stock, the former Member will no longer have the benefits of Membership including access to the Bank’s products and services and will no longer have any voting rights other than as provided in the Regulations, but the former Member will still be entitled to any and all dividends declared on its Class B Stock until the Class B Stock is redeemed or repurchased by the Bank.
IV.F.1(c)Finance Agency Notification
The Bank shall notify the Finance Agency within ten (10) calendar days of the receipt of any notice of intent to withdraw from Membership or cancellation of a notice of withdrawal from Membership.
IV.F.1(d)Reserved
IV.F.1(e)Disposition of Claims
The Bank shall determine an orderly manner for the disposition of Activity-Based Assets outstanding to a Member that withdraws from Membership. The Bank may allow the withdrawing Member to leave its obligations to the Bank outstanding for any length of time up to and including maturity. The Bank may, in its discretion, require immediate settlement of all obligations of the withdrawing Member on the effective date of the Member’s withdrawal, in which case the Member shall be subject to any applicable prepayment fees. The Stock Redemption Period for the Class B Stock held by a Member as of the date of the Bank’s receipt of the written notification of the Member’s intent to withdraw from Membership and not already subject to a Redemption Notice shall commence as of that date. The Stock Redemption Period for shares of Class B Stock acquired or received by such a withdrawing Member after the date that its notice of intent to withdraw is received by the Bank will commence on the date such shares are acquired or received. If Activity-Based Assets remain outstanding beyond the effective date of the termination of Membership, the Bank will not redeem Class B Stock to the extent that the former Member’s outstanding Class B Stock investment would fall below the minimum Activity-Based Stock Investment Requirement corresponding to such outstanding Activity-Based Assets.

Class B Stock held by the Member as of the effective date of its withdrawal from Membership shall not be deemed automatically to be excess Class B Stock solely by virtue of the termination of the Member’s Membership. Upon the effective date of a Member’s withdrawal from Membership, such a terminated Member shall not be deemed to be subject to the Membership Stock Investment Requirement. The Bank may repurchase Class B Stock held by the terminated Member in excess of the minimum Total Stock Investment Requirement as Activity-Based Assets are extinguished or repurchased by the terminated Member.
IV.F.1(f)Effective Date of Withdrawal

The Membership of a Member that has submitted a notice of intent to withdraw, and that has not cancelled such notice, shall terminate as of the date on which the last applicable Stock Redemption Period ends for Class B Stock that the Member is required to hold under the Membership Stock Investment Requirement as of the date that the Member’s written notification of its intent to withdraw from Membership was received by the Bank.
IV.F.2.Involuntary Termination of Membership
IV.F.2(a)Written Notification
The Board of Directors may terminate the Membership of any Member that: (i) fails to comply with any requirement of the Act, any regulation adopted by the Finance Agency, or any requirement of the Capital Plan, (ii) becomes insolvent or otherwise subject to the appointment of a conservator, receiver, or other legal custodian under federal or state law, or (iii) would jeopardize the safety and soundness of the Bank if it were to remain a Member.
IV.F.2(b)Access to Benefits of Membership
A Member whose Membership is terminated involuntarily shall cease being a Member of the Bank as of the date on which the Board of Directors acts to terminate the Membership. After that date the institution whose Membership has been terminated shall have no right to obtain any of the benefits of Membership including access to the Bank’s products and services and will no longer have any voting rights, other than as provided in the Regulations, but shall be entitled to receive any dividends declared on its Class B Stock until the Class B Stock is redeemed or repurchased by the Bank.
IV.F.2(c)Disposition of Claims
The Bank shall determine an orderly manner for the disposition of Activity-Based Assets outstanding to a Member whose Membership has been terminated. The Bank may allow the Member whose Membership has been terminated to leave its obligations to the Bank outstanding for any length of time up to and including maturity. The Bank may, in its discretion, require immediate settlement of all obligations of the Member on the date on which the Member’s Membership is terminated, in which case the Member shall be subject to any applicable prepayment fees. The Stock Redemption Period for the Class B Stock owned by a Member as of the date of its termination and not already subject to a Redemption Notice shall commence on the date that the Member’s Membership is terminated. The Stock Redemption Period for Class B Stock acquired or received by a Member after the date of the termination of its Membership shall commence on the date of such acquisition or receipt. If Activity-Based Assets remain outstanding beyond the effective date of the termination of Membership, the Bank will not redeem Class B Stock to the extent that the former Member’s outstanding Class B Stock investment would fall below the minimum Activity-Based Stock Investment Requirement corresponding to such outstanding Activity-Based Assets.

Class B Stock held by the Member as of the effective date of its termination shall not be deemed automatically to be excess Class B Stock solely by virtue of the termination of the Member’s Membership; provided however, that on and after the effective date of termination, any Class B Stock that is not required to meet the terminated Member’s Membership Stock Investment Requirement on the date on which the Member’s Membership was terminated, or its Activity-Based Stock Investment Requirement shall be Excess Stock that shall be available for repurchase by the Bank, subject to all requirements for such repurchase; and provided further that effective upon the expiration of the Stock Redemption Period that commences on the date that the Member’s Membership is terminated, the terminated Member’s Membership Stock Investment Requirement shall be deemed to be zero. However, notwithstanding any other provision of this Capital Plan, in the event that (a) a receiver, conservator, or other legal custodian has been appointed for the Member, or the member has been dissolved or liquidated and is no longer eligible for membership, and (b) the Bank has terminated such Member’s Membership, the terminated Member’s Membership Stock Investment Requirement shall be deemed to be zero.
IV.F.3.Merger or Consolidation of Members
IV.F.3(a)Termination of Charter and Stock Redemption Period
If a Member’s Membership is terminated as a result of a Member’s merger or other consolidation into another Member, the Membership shall terminate upon cancellation of the disappearing Member’s charter. On that date, the Class B Stock held by the disappearing Member will be transferred on the books of the Bank into the name of the surviving Member. The Stock Redemption Period for the Class B Stock previously held by the disappearing Member shall not be deemed to commence on the date on which the disappearing Member’s charter is cancelled, but shall commence only upon: (i) the Bank’s receipt of a Redemption Notice, (ii) the Bank’s receipt of the surviving Member’s written notice of its intent to withdraw from Membership, (iii) the surviving Member’s termination of Membership as a result of merger or consolidation into a member of another FHLBank or into a nonmember, (iv) the surviving Member’s termination from Membership as a result of the relocation of its principal place of business, or (v) the involuntary termination of the surviving Member’s Membership. Stock Redemption Periods applicable to a Redemption Notice or Notices received by the Bank from the disappearing Member prior to the effective date of the cancellation of the disappearing Member’s charter shall continue to run with respect to the surviving Member from the date such Redemption Notice was received by the Bank, subject to the provisions of §III.A.1 of the Capital Plan.

IV.F.3(b)Stock Requirement of Surviving Member
As of the effective date of the cancellation of the disappearing Member’s charter, the surviving Member’s Membership Stock Investment Requirement shall be immediately increased by the amount of the disappearing Member’s Membership Stock Investment Requirement immediately prior to the cancellation of its charter. Future calculations of the surviving Member’s Membership Stock Investment Requirement shall be as determined in accordance with §IV.A of the Capital Plan, provided that if the most recently available call report data for the surviving Member does not include the assets of the disappearing Member, then, in that event, the Membership Stock Investment Requirement for the surviving Member will be calculated by adding together the most recently available call report data of the disappearing Member and of the surviving Member. As of the effective date of the cancellation of the disappearing Member’s charter, the surviving Member’s Activity-Based Stock Investment Requirement will be calculated based on its current Activity-Based Assets including those acquired from the disappearing Member.
IV.F.4.Merger or Consolidation of Member into a Member of another FHLBank or into a Nonmember
IV.F.4(a)General
If a Member’s Membership is terminated as a result of the Member’s merger or consolidation into a member of another FHLBank or a nonmember, the Membership shall terminate as of the date on which the Member’s charter is cancelled. On that date, the Class B Stock held by the disappearing Member will be transferred on the books of the Bank into the name of the surviving institution. After that date the terminated Member (or its successor) shall have no right to obtain any of the benefits of Membership including access to the Bank’s products and services and will no longer have any voting rights other than as provided in the Regulations, but shall be entitled to receive any dividends declared on its Class B Stock until the Class B Stock is redeemed or repurchased by the Bank.
IV.F.4(b)Disposition of Claims
The Bank shall determine an orderly manner for the disposition of Activity-Based Assets outstanding to a Member whose Membership has been terminated. The Bank may allow the Member whose Membership has been terminated (or its successor) to leave its obligations to the Bank outstanding for any length of time up to and including maturity. The Bank may, in its discretion, require immediate settlement of all obligations of the Member on the date on which the Member’s Membership is terminated, in which case the Member shall be subject to any applicable prepayment fees. The Stock Redemption Period for the Class B Stock then held by the former Member (or its successor) and not already subject to a Redemption Notice shall be deemed to commence on the date on which the Member’s charter is cancelled.

The Stock Redemption Period for any Class B Stock acquired or received by the terminated Member (or its successor) after the date of the termination of its Membership shall commence on the date of acquisition or receipt.

If Activity-Based Assets remain outstanding beyond the effective date of the termination of Membership, the Bank will not redeem Class B Stock to the extent that the terminated Member’s outstanding Class B Stock investment would fall below the minimum Activity-Based Stock Investment Requirement corresponding to such outstanding Activity-Based Assets.

Class B Stock held by the Member as of the effective date of its termination shall not be deemed automatically to be excess Class B Stock solely by virtue of the termination of the Member’s Membership; provided however, that on and after the effective date of termination any Class B Stock that is not required to meet the terminated Member’s Membership Stock Investment Requirement on the date on which the Member’s Membership was terminated, or its Activity-Based Stock Investment Requirement, shall be Excess Stock that shall be available for repurchase by the Bank, subject to all requirements for such repurchase, provided that the terminated Member’s Membership Stock Investment Requirement shall be deemed to be zero as of the next recalculation by the Bank of the Membership Stock Investment Requirement in accordance with §IV.A of the Capital Plan.
IV.F.4(c)Acquiring Institution Applies for Bank Membership
If the institution into which the Member merges or is consolidated is eligible for Membership and intends to become a Member of the Bank, it must provide written notification to the Bank of its intention to apply for Membership within sixty (60) calendar days of the cancellation of the charter of the former Member.

Following the submission of this notification, the application for Membership must be submitted within sixty (60) calendar days. If the institution is approved for Membership, then it must purchase the appropriate amounts, if any, of Class B Stock, to comply with its minimum Total Stock Investment Requirement. Such purchase must be made within the timeframe specified in §IV.A.3 of the Capital Plan for its Membership Stock Investment Requirement and, with respect to any Activity-Based Stock Investment Requirement, prior to engaging in such Activity-Based Assets.

If the institution does not provide required notification and application for Membership within the respective required time periods, or is disapproved for Membership, the provisions of §IV.F.4(b) of the Capital Plan will apply with respect to the disposition of Activity-Based Assets and redemption and repurchase of Class B Stock.
IV.F.5.Relocation of Principal Place of Business

IV.F.5(a)General
If a Member’s Membership is terminated as a result of the relocation of the Member’s principal place of business, as defined in the Regulations, the Membership shall terminate on the date on which the transfer of membership under the Regulations becomes effective. After that date the terminated Member shall have no right to obtain any of the benefits of Membership including access to the Bank’s products and services and will no longer have any voting rights other than as provided in the Regulations, but shall be entitled to receive any dividends declared on its Class B Stock until the Class B Stock is redeemed or repurchased by the Bank.
IV.F.5(b)Disposition of Claims
The Bank shall determine an orderly manner for the disposition of Activity-Based Assets outstanding to a Member whose Membership has been terminated. The Bank may allow the Member whose Membership has been terminated to leave its obligations to the Bank outstanding for any length of time up to and including maturity. The Bank may, in its discretion, require immediate settlement of all obligations of the Member on the date on which the Member’s Membership is terminated, in which case the Member shall be subject to any applicable prepayment fees. The Stock Redemption Period for the Class B Stock then held by the Member and not already subject to a Redemption Notice shall be deemed to commence on the date on which the Member’s relocation becomes effective. The Stock Redemption Period for any Class B Stock acquired or received by the terminated Member after the date of the termination of its Membership shall commence on the date of acquisition or receipt.

If Activity-Based Assets remain outstanding beyond the effective date of the termination of Membership, the Bank will not redeem Class B Stock to the extent that the terminated Member’s outstanding Class B Stock investment would fall below the Activity-Based Stock Investment Requirement corresponding to such outstanding Activity-Based Assets.

Class B Stock held by the Member as of the effective date of its termination shall not be deemed automatically to be excess Class B Stock solely by virtue of the termination of the Member’s Membership, provided however, that on and after the effective date of termination any Class B Stock that is not required to meet the terminated Member’s Membership Stock Investment Requirement on the date on which the Member’s Membership was terminated, or its Activity-Based Stock Investment Requirement shall be Excess Stock that shall be available for repurchase by the Bank, subject to all requirements for such repurchase; and provided further that effective upon the expiration of the Stock Redemption Period that commences on the date that the Member’s Membership is terminated, the terminated Member’s Membership Stock Investment Requirement shall be deemed to be zero.
§V. Review and Amendments

V.A.    Reserved
V.B.    Review and Amendments
V.B.1.Annual Review of the Capital Plan
At least annually, the Board of Directors shall review the Capital Plan and the Board of Directors may from time to time consider potential amendments to the Capital Plan.
V.B.2. Amendments to the Capital Plan
Any amendments adopted by the Board of Directors will require submission of the amended Capital Plan to the Finance Agency for approval prior to the implementation of the amended Capital Plan. Adjustments listed in §§IV.A.4 and IV.B.2 of the Capital Plan related to changes to a Member’s Membership Stock Investment Requirement or Activity-Based Stock Investment Requirement within the ranges permitted by the Capital Plan shall be reflected on Appendix A but are not amendments to the Capital Plan. The Bank will transmit, send or give its Members notice in writing at least thirty (30) calendar days prior to the effective date of any amendment to the Capital Plan to be implemented pursuant to Finance Agency approval in accordance with this §V.B.2 of the Capital Plan.
§VI.Miscellaneous
VI.A Interpretation of the Capital Plan
The Capital Plan takes into account the applicable provisions of the Act and the Regulations and it is not intended to contradict such provisions. If any restatement of the Act or a Regulation contained in the Capital Plan conflicts with the actual provisions of the Act or the Regulation, the actual provisions of the Act or the Regulation shall govern. Subject to the Act and the Regulations, the Bank’s chief executive officer shall have the authority to interpret any ambiguities of the Capital Plan and to determine the Bank’s exercise of discretion for each provision of the Capital Plan providing the Bank such discretion.
VI.B    Notices
VI.B.1Notices by the Bank
Written notices given by the Bank under this Capital Plan (i) shall be delivered through the Bank’s internet portal or by other electronic delivery service, (ii) shall be sent to an electronic mail address to the attention of the chief executive officer or other primary contact for the Bank at the Member or Other Institution, or (iii) shall be sent to the postal address, physical address, or fax number of the Member or Other Institution appearing in the Bank’s records from time to time, to the attention of the chief executive officer or other primary contact for the Bank at the Member or Other Institution, or such other person who is designated by the Member, or Other Institution, in a written notice sent and received by the Bank in accordance with §VI.B.2 of the Capital Plan
VI.B.2Notices to the Bank

Written notices given to the Bank in accordance with the provisions of the Capital Plan shall be addressed to the Bank’s postal address, physical address, fax number, or sent by electronic means, in each case addressed in the manner specifically set forth in Appendix A attached hereto as it may be modified by the Bank from time to time, and shall be deemed to have been received by the Bank in each case upon actual receipt by the Bank.
§VII.Restricted Retained Earnings Account
VII.A. Implementation
The provisions of this §VII shall become effective upon, and only upon, the occurrence of the Interim Capital Plan Amendment Implementation Date. Until the Restriction Termination Date, in the event of any conflict between this §VII and the remainder of this Capital Plan, the applicable terms of §VII shall govern, and shall be interpreted in a manner such that the restrictions set forth herein are supplementary to, and not in lieu of, the requirements of the remainder of this Capital Plan.
VII.B. Definitions applicable to §VII of this Capital Plan
As used in this §VII, the following capitalized terms shall have the following meanings. Other capitalized terms used but not defined in this §VII shall have the meanings set forth in §I.A of this Capital Plan.

‘Adjustment to Prior Net Income’ means either an increase, or a decrease, to a prior calendar quarter’s Quarterly Net Income subsequent to the date on which any allocation to Restricted Retained Earnings for such calendar quarter was made.

‘Agreement’ means the Joint Capital Enhancement Agreement adopted by the FHLBanks on the Effective Date and amended on the date on which the Finance Agency has approved the Retained Earnings Capital Plan Amendments for all of the FHLBanks that have issued capital stock pursuant to a capital plan as of the Effective Date.

‘Allocation Termination Date’ means the date the Bank’s obligation to make allocations to the Restricted Retained Earnings account is terminated permanently. That date is determined pursuant to §VII.E of this Capital Plan.

‘Automatic Termination Event’ means (i) a change in the Act, or another applicable statute, occurring subsequent to the Effective Date, that will have the effect of creating a new, or higher, assessment or taxation on net income or capital of the FHLBanks, or (ii) a change in the Act, another applicable statute, or the Regulations, occurring subsequent to the Effective Date, that will result in a higher mandatory allocation of an FHLBank’s Quarterly Net Income to any Retained Earnings account than the annual amount, or total amount, specified in an FHLBank’s capital plan as in effect immediately prior to the Automatic Termination Event.

‘Automatic Termination Event Declaration Date’ means the date specified in §VII.E.1(a) or VII.E.1(b) of this Capital Plan.

‘Bank’s Total Consolidated Obligations’ means the daily average carrying value for the calendar quarter, excluding the impact of fair value adjustments (i.e., fair value option and hedging adjustments), of the Bank’s portion of outstanding System Consolidated

Obligations for which it is the primary obligor.

‘Declaration of Automatic Termination’ means a signed statement, executed by officers authorized to sign on behalf of each FHLBank that is a signatory to the statement, in which at least 2/3 of the then existing FHLBanks declare their concurrence that a specific statutory or regulatory change meets the definition of an Automatic Termination Event.

‘Dividend’ means a distribution of cash, other property, or stock to a Stockholder with respect to its holdings of capital stock.

‘Dividend Restriction Period’ means any calendar quarter: (i) that includes the REFCORP Termination Date, or occurs subsequent to the REFCORP Termination Date; (ii) that occurs prior to an Allocation Termination Date; and (iii) during which the amount of the Bank’s Restricted Retained Earnings is less than the amount of the Bank’s RREM. If the amount of the Bank’s Restricted Retained Earnings is at least equal to the amount of the Bank’s RREM, and subsequently the Bank’s Restricted Retained Earnings becomes less than its RREM, the Bank shall be deemed to be in a Dividend Restriction Period (unless an Allocation Termination Date has occurred).

‘Effective Date’ means February 28, 2011.

‘Interim Capital Plan Amendment Implementation Date’ means 31 days after the date by which the Finance Agency has approved a capital plan amendment substantially the same as the Retained Earnings Capital Plan Amendment for all of the FHLBanks that have issued capital stock pursuant to a capital plan as of the Effective Date.

‘Net Loss’ means that the Quarterly Net Income of the Bank is negative, or that the annual net income of the Bank calculated on the same basis is negative.

‘Quarterly Net Income’ means the amount of net income of an FHLBank for a calendar quarter calculated in accordance with GAAP, after deducting the FHLBank’s required contributions for that quarter to the Affordable Housing Program under section 10(j) of the Act, as reported in the FHLBank’s quarterly and annual financial statements filed with the Securities and Exchange Commission.

‘REFCORP Termination Date’ means the last day of the calendar quarter in which the FHLBanks’ final regular payments are made on obligations to REFCORP in accordance with Section 997.5 of the Regulations and section 21B(f) of the Act.

‘Regular Contribution Amount’ means the result of (i) 20 percent of Quarterly Net Income; plus (ii) 20 percent of a positive Adjustment to Prior Net Income for any prior calendar quarter that includes the REFCORP Termination Date, or occurred subsequent to the REFCORP Termination Date, to the extent such adjustment has not yet been made in the current calendar quarter; minus (iii) 20 percent of the absolute value of a negative Adjustment to Prior Net Income for any prior calendar quarter that includes the REFCORP Termination Date, or occurred subsequent to the REFCORP Termination Date, to the extent such adjustment has not yet been made in the current calendar quarter.

‘Restricted Retained Earnings’ means the cumulative amount of Quarterly Net Income and Adjustments to Prior Net Income allocated to the Bank’s Retained Earnings account restricted pursuant to the Retained Earnings Capital Plan Amendment, and does not include amounts retained in: (i) any accounts in existence at the Bank on the Effective Date; or (ii) any other Retained Earnings accounts subject to restrictions that are not part of the terms of the Retained Earnings Capital Plan Amendment.

‘Restricted Retained Earnings Minimum’ (‘RREM’) means a level of Restricted Retained Earnings calculated as of the last day of each calendar quarter equal to one percent of the Bank’s Total Consolidated Obligations.

‘Restriction Termination Date’ means the date the restriction on the Bank paying Dividends out of the Restricted Retained Earnings account, or otherwise reallocating funds from the Restricted Retained Earnings account, is terminated permanently. That date is determined pursuant to §VII.E of this Capital Plan.

‘Retained Earnings’ means the retained earnings of an FHLBank calculated pursuant to GAAP.

‘Retained Earnings Capital Plan Amendment’ means the amendment to this Capital Plan, made a part thereof, adopted effective on the Interim Capital Plan Amendment Implementation Date adding §VII to this Capital Plan.

‘Special Contribution Amount’ means the result of: (i) 50 percent of Quarterly Net Income; plus (ii) 50 percent of a positive Adjustment to Prior Net Income for any prior calendar quarter that includes the REFCORP Termination Date, or occurred subsequent to the REFCORP Termination Date, to the extent such adjustment has not yet been made in the current calendar quarter; minus (iii) 50 percent of the absolute value of a negative Adjustment to Prior Net Income for any prior calendar quarter that includes the REFCORP Termination Date, or occurred subsequent to the REFCORP Termination Date, to the extent such adjustment has not yet been made by the current calendar quarter.

‘Stockholder’ means: (i) a Member or (ii) an Other Institution.

‘System Consolidated Obligation’ means any bond, debenture, or note authorized under the Regulations to be issued jointly by the FHLBanks pursuant to Section 11(a) of the Act, as amended, or any bond or note previously issued by the Federal Housing Finance Board on behalf of all FHLBanks pursuant to Section 11(c) of the Act, on which the FHLBanks are jointly and severally liable, or any other instrument issued through the Office of Finance, or any successor thereto, under the Act, that is a joint and several liability of all the FHLBanks.
VII.C. Establishment of Restricted Retained Earnings Account
VII.C.1Segregation of Account
No later than the REFCORP Termination Date, the Bank shall establish an account in its official books and records in which to allocate its Restricted Retained Earnings, with such account being segregated on its books and records from the Bank’s Retained Earnings that are not Restricted Retained Earnings for purposes of tracking the accumulation of Restricted Retained Earnings and enforcing the restrictions on the use of the Restricted Retained Earnings imposed in the Retained Earnings Capital Plan Amendment.

VII.C.2Funding of Account
VII.C.2(a)Date on which Allocation Begins
The Bank shall allocate to its Restricted Retained Earnings account an amount at least equal to the Regular Contribution Amount beginning on the REFCORP Termination Date. The Bank shall allocate amounts to the Restricted Retained Earnings account only through contributions from its Quarterly Net Income or Adjustments to Prior Net Income occurring on or after the REFCORP Termination Date, but nothing in the Retained Earnings Capital Plan Amendment shall prevent the Bank from allocating a greater percentage of its Quarterly Net Income or positive Adjustment to Prior Net Income to its Restricted Retained Earnings account than the percentages set forth in the Retained Earning Capital Plan Amendment.
VII.C.2(b)Ongoing Allocation
During any Dividend Restriction Period that occurs before the Allocation Termination Date, the Bank shall continue to allocate its Regular Contribution Amount (or when and if required under §VII.C.2(d) below, its Special Contribution Amount) to its Restricted Retained Earnings account.
VII.C.2(c)Treatment of Quarterly Net Losses and Annual Net Losses
In the event the Bank sustains a Net Loss for a calendar quarter, the following shall apply: (i) to the extent that its cumulative calendar year-to-date net income is positive at the end of such quarter, the Bank may decrease the amount of its Restricted Retained Earnings such that the cumulative addition to the Restricted Retained Earnings account calendar year-to-date at the end of such quarter is equal to 20 percent of the amount of such cumulative calendar year-to-date net income; (ii) to the extent that its cumulative calendar year-to-date net income is negative at the end of such quarter (a) the Bank may decrease the amount of its Restricted Retained Earnings account such that the cumulative addition calendar year-to-date to the Restricted Retained Earnings at the end of such quarter is zero, and (b) the Bank shall apply any remaining portion of the Net Loss for the calendar quarter first to reduce Retained Earnings that are not Restricted Retained Earnings until such Retained Earnings are reduced to zero, and thereafter may apply any remaining portion of the Net Loss for the calendar quarter to reduce Restricted Retained Earnings; and (iii) for any subsequent calendar quarter in the same calendar year, the Bank may decrease the amount of its quarterly allocation to its Restricted Retained Earnings account in that subsequent calendar quarter such that the cumulative addition to the Restricted Retained Earnings account calendar year-to-date is equal to 20 percent of the amount of such cumulative calendar year-to-date net income.

In the event the Bank sustains a Net Loss for a calendar year, any such Net Loss first shall be applied to reduce Retained Earnings that are not

Restricted Retained Earnings until such Retained Earnings are reduced to zero, and thereafter any remaining portion of the Net Loss for the calendar year may be applied to reduce Restricted Retained Earnings.
VII.C.2(d)Funding at the Special Contribution Amount
If during a Dividend Restriction Period, the amount of the Bank’s Restricted Retained Earnings decreases in any calendar quarter, except as provided in subsections VII.C.2(c)(i) and (ii)(a) above, the Bank shall allocate the Special Contribution Amount to its Restricted Retained Earnings account beginning at the following calendar quarter-end (except as provided in the last sentence of this subsection). Thereafter, the Bank shall continue to allocate the Special Contribution Amount to its Restricted Retained Earnings account until the cumulative difference between: (i) the allocations made using the Special Contribution Amount; and (ii) the allocations that would have been made if the Regular Contribution Amount applied, is equal to the amount of the prior decrease in the amount of its Restricted Retained Earnings account arising from the application of §VII.C.2(c)(ii)(b). If at any calendar quarter-end the allocation of the Special Contribution Amount would result in a cumulative allocation in excess of such prior decrease in the amount of Restricted Retained Earnings: (i) the Bank may allocate such percentage of Quarterly Net Income to the Restricted Retained Earnings account that shall exactly restore the amount of the prior decrease, plus the amount of the Regular Contribution Amount for that quarter; and (ii) the Bank in subsequent quarters shall revert to paying at least the Regular Contribution Amount.
VII.C.2(e)Release of Restricted Retained Earnings
If the Bank’s RREM decreases from time to time due to fluctuations in the Bank’s Total Consolidated Obligations, amounts in the Restricted Retained Earnings account in excess of 150 percent of the RREM may be released by the Bank from the restrictions otherwise imposed on such amounts pursuant to the provisions of the Retained Earnings Capital Plan Amendment, and reallocated to its Retained Earnings that are not Restricted Retained Earnings. Until the Restriction Termination Date, the Bank may not otherwise reallocate amounts in its Restricted Retained Earnings account (provided that a reduction in the Restricted Retained Earnings account following a Net Loss pursuant to §VII.C.2(c) is not a reallocation).
VII.C.2(f)No Effect on Rights of Shareholders as Owners of Retained Earnings
In the event of the liquidation of the Bank, or a taking of the Bank’s Retained Earnings by any future federal action, nothing in the Retained Earnings Capital Plan Amendment shall change the rights of the holders of the Bank’s Class B stock that confer ownership of Retained Earnings, including Restricted Retained Earnings, as granted under section 6(h) of the Act.

VII.D. Limitation on Dividends, Stock Purchase and Stock Redemption
VII.D.1General Rule on Dividends
From the REFCORP Termination Date through the Restriction Termination Date, the Bank may not pay Dividends, or otherwise reallocate funds (except as expressly provided in §VII.C.2(e), and further provided that a reduction in the Restricted Retained Earnings account following a Net Loss pursuant to §VII.C.2(c)is not a reallocation), out of Restricted Retained Earnings. During a Dividend Restriction Period, the Bank may not pay Dividends out of the amount of Quarterly Net Income required to be allocated to Restricted Retained Earnings.
VII.D.2 Limitations on Repurchase and Redemption
From the REFCORP Termination Date through the Restriction Termination Date, the Bank shall not engage in a repurchase or redemption transaction if following such transaction the Bank’s Total Capital as reported to the Finance Agency falls below the Bank’s aggregate paid-in amount of capital stock.

VII.E. Termination of Retained Earnings Capital Plan Amendment Obligations
VII.E.1Notice of Automatic Termination Event
VII.E.1(a)Action by FHLBanks
If the Bank desires to assert that an Automatic Termination Event has occurred (or will occur on the effective date of a change in a statute or the Regulations), the Bank shall provide prompt written notice to all of the other FHLBanks (and provide a copy to the Finance Agency) identifying the specific statutory or regulatory change that is the basis for the assertion. For the purposes of this section, ‘prompt written notice’ means notice delivered no later than 90 calendar days subsequent to: (1) the date the specific statutory change takes effect; or (2) the date an interim final rule or final rule effecting the specific regulatory change is published in the Federal Register.

If within 60 calendar days of transmission of such written notice to all of the other FHLBanks, at least 2/3 of the then existing FHLBanks (including the Bank) execute a Declaration of Automatic Termination concurring that the specific statutory or regulatory change identified in the written notice constitutes an Automatic Termination Event, then the Declaration of Automatic Termination shall be delivered by the Bank to the Finance Agency within 10 calendar days of the date that the Declaration of Automatic Termination is executed. After the expiration of a 60 calendar day period that begins when the Declaration of Automatic Termination is delivered to the Finance Agency, or is delivered to the Finance Agency by another FHLBank pursuant to the terms of its capital plan, an Automatic Termination Event Declaration Date shall be deemed to occur (except as provided in §VII.E.1(c)).

If a Declaration of Automatic Termination concurring that the specific statutory or regulatory change identified in the written notice constitutes an Automatic Termination Event has not been executed by at least the required 2/3 of the then existing FHLBanks within 60 calendar days of transmission of such notice to all of the other FHLBanks, the Bank may request a determination from the Finance Agency that the specific statutory or regulatory change constitutes an Automatic Termination Event. Such request must be filed with the Finance Agency within 10 calendar days after the expiration of the 60 calendar day period that begins upon transmission of the written notice of the basis of the assertion to all of the other FHLBanks.
VII.E.1(b)Action by Finance Agency
The Bank may request a determination from the Finance Agency that a specific statutory or regulatory change constitutes an Automatic Termination Event, and may claim that an Automatic Termination Event has occurred, or will occur, with respect to a specific statutory or regulatory change only if the Bank has complied with the time limitations and procedures of §VII.E.1(a).

If within 60 calendar days after the Bank delivers such a request to the Finance Agency, or another FHLBank delivers such a request pursuant to its capital plan, the Finance Agency provides the requesting FHLBank with a written determination that a specific statutory or regulatory change is an Automatic Termination Event, then an Automatic Termination Event Declaration Date shall be deemed to occur as of the expiration of such 60 calendar day period (except as provided in §VII.E.1(c)). The date of the Automatic Termination Event Declaration Date shall be as of the expiration of such 60 calendar day period (except as provided in subsection §VII.E.1(c)), no matter on which day prior to the expiration of the 60 calendar day period the Finance Agency has provided its written determination.

If the Finance Agency fails to make a determination within 60 calendar days after an FHLBank delivers such a request to the Finance Agency, then an Automatic Termination Event Declaration Date shall be deemed to occur as of the date of the expiration of such 60 calendar day period (except as provided in §VII.E.1(c)); provided, however, that the Finance Agency may make a written request for information from the requesting FHLBank, and toll such 60 calendar day period from the date that the Finance Agency transmits its request until that FHLBank delivers to the Finance Agency information responsive to its request.

If within 60 calendar days after an FHLBank delivers to the Finance Agency a request for determination that a specific statutory or regulatory change constitutes an Automatic Termination Event (or such longer period if the 60 calendar day period is tolled pursuant to the preceding sentence), the Finance Agency provides that FHLBank with a written determination that a specific statutory or regulatory change is not an Automatic Termination Event, then an Automatic Termination Event shall not have occurred with respect to such change.

VII.E.1(c)Proviso as to Occurrence of Automatic Termination Event Declaration Date
In no case under this §VII.E.1 may an Automatic Termination Event Declaration Date be deemed to occur prior to: (1) the date the specific statutory change takes effect; or (2) the date an interim final rule or final rule effecting the specific regulatory change is published in the Federal Register.
VII.E.2 Notice of Voluntary Termination
If the FHLBanks terminate the Agreement, then the FHLBanks shall provide written notice to the Finance Agency that the FHLBanks have voted to terminate the Agreement.
VII.E.3Consequences of an Automatic Termination Event or Vote to Terminate the Agreement

VII.E.3(a)Consequences of Voluntary Termination
In the event the FHLBanks deliver written notice to the Finance Agency that the FHLBanks have voted to terminate the Agreement, then without any further action by the Bank or the Finance Agency: (i) the date of delivery of such notice shall be an Allocation Termination Date; and (ii) one year from the date of delivery of such notice shall be a Restriction Termination Date.

VII.E.3(b)Consequences of an Automatic Termination Event Declaration Date
If an Automatic Termination Event Declaration Date has occurred, then without further action by the Bank or the Finance Agency: (i) the date of the Automatic Termination Event Declaration Date shall be an Allocation Termination Date; and (ii) one year from the date of the Automatic Termination Event Declaration Date shall be a Restriction Termination Date.

VII.E.3(c)Deletion of Operative Provisions of Retained Earnings Capital Plan Amendment
Without any further action by the Bank or the Finance Agency, on the Restriction Termination Date, §VII of this Capital Plan shall be deleted.

§VIII.    Appendix A

This Appendix A is effective as of December 31, 2021. 1

MEMBERSHIP STOCK INVESTMENT REQUIREMENT

Each Member is required to maintain a Membership Stock Investment Requirement in accordance with §IV.A of this Capital Plan equal to the percentages of the Member’s Membership Stock Investment Base provided in this Appendix A.

Effective as of the Amendment Effective Date, the initial Membership Stock Investment Requirement shall be as calculated on the First Recalculation Date (as set forth in this Capital Plan, occurring before April 30, 2022) using a Member’s Total Assets for the Membership Stock Investment Base as of December 31, 2021 (or such other date prior to the Amendment Effective Date as applicable to such Member), as set forth in this Capital Plan. Prior to the First Recalculation Date, Members existing as of the Amendment Effective Date will maintain Membership Stock Investment Requirements previously calculated pursuant to the provisions of the prior approved Capital Plan2 as of December 31, 2020 (or such date prior to the Amendment Effective Date as applicable to such Member). Members admitted to Membership, if any, between the Amendment Effective Date and the First Recalculation Date will make their initial purchase of Class B Stock required for Membership based on the Membership Stock Investment Requirement in the prior approved Capital Plan, included for reference under the “Initial Transition” section set out in this Appendix A.

On the First Recalculation Date, and on each annual recalculation date thereafter, Membership Stock Investment Requirement shall be calculated as follows:

Membership Stock Investment Requirement
% of Membership Stock Investment Base	0.05%
MSIR Maximum Investment	$5,000,000
MSIR Minimum Investment	$10,000

Membership Stock Investment Requirement during Initial Transition from Prior Approved Capital Plan

Prior to the First Recalculation Date, Membership Stock Investment Requirement and Membership Stock Investment Base shall be as follows (which is excerpted below from the prior approved Capital Plan):

Membership Stock Investment Requirement
% of Membership Stock Investment Base	0.20%
Membership Stock Cap	$10,000,000
Membership Stock Floor	$10,000

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1 The Bank adjusts the Membership Stock Investment Requirement and the Activity Based Stock Investment Requirement within ranges established in this Capital Plan, subject to notice requirements of the Capital Plan.
2 The “prior approved Capital Plan” is the Capital Plan of the Federal Home Loan Bank of Boston, Amended and Restated as of September 5, 2011.

Membership Stock Investment Base: Prior to the First Recalculation Date, the Membership Stock Investment Base shall be calculated as a summation of non-discounted values of certain Member assets eligible to secure Advances under Section 10(a)(3) of the Act, as determined by the Bank from call report data and as defined in the Products and Solutions Guide (which forms a part of the Bank’s Member Products Policy).3 Insurance companies and other members that do not submit financial information to a regulatory body through a publicly available call reporting process will be required to submit data directly to the Bank that are similar in substance and time frame to those data filed in thrift, bank, and credit union call reports, including Closed-End Mortgages on One- to Four-Family Dwelling Units; Permanent Mortgages on Five or More Dwelling Units; United States Treasury and Agency Securities (Exclude MBS); Residential MBS Guaranteed by GNMA or Issued by Fannie Mae and Freddie Mac; Residential CMOs issued by or guaranteed by GNMA, Fannie Mae or Freddie Mac; All Other Residential CMOs; and All Other Residential MBS.

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3 For Members filing FFIEC 031 or 041 Reports of Condition and Income, the Membership Stock Investment Base would equal the sum of the following line items: Schedule RC-C, lines 1.c.(2)(a) and 1.c.(2)(b) (Closed-end Loans Secured by First and Junior Liens on 1-4 Family Residential Properties), Schedule RC-C, line 1.d (Mortgage Loans Secured by Multifamily (5 or more) Residential Properties), Schedule RC-B, lines 1, 2 (U.S. Treasury and Agency Securities, Excluding Mortgage-backed Securities), Schedule RC-B, lines 4.a.(1), 4.a.(2), 4.b.(1), and 4.b.(2) (Mortgage-backed Securities Guaranteed by Ginnie Mae or Issued by Fannie Mae and Freddie Mac), and Schedule RC-B, lines 4.a.(3) and 4.b.(3) (Other Mortgage-backed Securities). For members filing FFIEC 051 Reports of Condition and Income, the first three items are the same as above, while the last two line items are: Schedule RC-B, Lines 4.a. (1), 4.b (1), and 4.b.(2) (MBS Guaranteed by Ginnie Mae or Issued by Fannie Mae and Freddie Mac), and Schedule RC-B, lines 4.a.(2) and 4.b.(3) (Other Mortgage-backed Securities). In all cases, amortized cost is used for held-to-maturity securities and fair value is used for available-for-sale securities.

For Members filing a Credit Union 5300 Call Report, the Membership Stock Investment Base would equal the sum of line items: Loans (page 6) Line 9 (Code 703A) Less Schedule A- Section 2 (page 15) - Line 16 (Code 704A2) (Total Loans/Lines of Credit Secured by 1st Lien 1-4 Family Residential Properties less Balance Outstanding of 1st Mortgage Residential Construction Loans – Excluding Business Purpose), Schedule B (page 18) Line 1.e Code 741C (Total U.S. Government Obligations), and Schedule B (page 18) Line 2.c Code 742C (Total Federal Agency Securities), and Schedule B (page 18) Line .2 Code 981 (Total Other Mortgage-Backed Securities).

ACTIVITY-BASED STOCK INVESTMENT REQUIREMENT

Each Member is required to maintain Activity-Based Stock Investment Requirement in accordance with §IV.B. of this Capital Plan equal to the following percentages applicable to each transaction type engaged in by the Member with the Bank, as shown in the table below.

Transaction	Activity Based Stock Requirement
Advances	A Member is required to hold Class B Stock in an amount equal to (a) 3.0 percent (3.0%) of Member’s outstanding principal balances of Advances with original maturities of one day and (b) 4.0 percent (4.0%) of the Member’s outstanding principal balances of Advances with original maturities of two days or longer.
Advance Commitments	A Member is required to hold Class B Stock in an amount equal to 0.00 percent (0.00%) of the amount of the Member’s Advance commitments with the Bank
Letters of Credit	A Member is required to hold Class B Stock in an amount equal to 0.25 percent (0.25%) of the amount of letters of credit issued by the Bank on behalf of the Member.
Intermediated Derivatives Contracts	The Bank does not currently offer this product. If this changes, the Board will establish Activity-Based Stock Investment Requirements within the range set forth in Section §IV.B.2(d) of this Capital Plan.
Acquired Member Assets (Mortgage Partnership Finance Program ® (MPF))	The following Activity-Based Stock Investment Requirements were established for MPF loans:
For MPF loans members sell to the Bank under master commitments entered into on or after November 2, 2009.	0.00 percent (0.00%)
For MPF loans members sold to the Bank on or after November 2, 2009, under master commitments executed from April 19, 2008 through November 1, 2009.	0.00 percent (0.00%)
For MPF loans members sold to the Bank during the period from April 19, 2008 through November 1, 2009 under master commitments executed during the same period.	4.50 percent (4.50%)
For MPF loans members sold to the Bank under master commitments executed during the period from October 16, 2004 through April 18, 2008.	0.00 percent (0.00%)

For MPF loans members sold to the Bank during the periods (i) from October 16, 2004, through April 18, 2008, or (ii) on or after November 2, 2009, under master commitments executed prior to October 16, 2004.	0.00 percent (0.00%)
For MPF loans members sold to the Bank during the periods (i) from April 19, 2004 to October 16, 2004, or (ii) from April 19, 2008 through November 1, 2009, under master commitments executed from April 19, 2004 to October 16, 2004.	4.50 percent (4.50%)
For MPF loans members sold to the Bank before April 19, 2004	0.00 percent (0.00%)
Delivery Commitments for Acquired Member Assets	0.00
NOTICES TO THE BANK

Postal or Physical Address for Delivery of Notices to the Bank under this Capital Plan (or Member may arrange electronic means of delivery with Bank Membership Services):

Federal Home Loan Bank of Boston
800 Boylston Street
Boston, MA 02199
Attention: President and CEO